Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                                 REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                                 AGREES FOR THE BENEFIT OF JDS UNIPHASE CORPORATION. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                               TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)                               PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

JDS Uniphase Corporation

0.625% Senior Convertible Debentures due 2033

No.	Initially $

CUSIP No.: 46612J AE1
ISIN Number: US46612JAE10

JDS Uniphase Corporation, a Delaware corporation, promises to pay to CEDE & CO., or its registered assigns, the principal sum as set forth on the Schedule of Increases or Decreases in Global Security attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed $650,000,000 in the aggregate at any time, on August 15, 2033.

Interest Payment Dates:  February 15 and August 15.

Regular Record Dates:  February 1 and August 1.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash and, if applicable, shares of Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

JDS UNIPHASE CORPORATION, as Issuer

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

[REVERSE SIDE OF SECURITY]

JDS Uniphase Corporation

0.625% Senior Convertible Debentures due 2033

1.                                      Interest

(a)                                 JDS UNIPHASE CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 0.625% per annum.  The Company will pay interest semiannually on February 15 and August 15 of each year commencing on February 15, 2014.  Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 21, 2013.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  If an Interest Payment Date or the Maturity Date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

(b)                                 Except as otherwise specifically set forth, all references herein to “interest” include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.03(d), Section 4.03(e) and Section 6.13 of the Indenture.

2.                                      Paying Agent, Registrar and Conversion Agent

Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent.  The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice.  The Company may act as Paying Agent, Registrar or co-registrar, or Conversion Agent.

3.                                      Indenture

The Company issued the Securities under an Indenture dated as of August 21, 2013 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

This Security is one of the Securities referred to in the Indenture issued in an initial aggregate principal amount of $650,000,000.  Additional Securities may be issued in accordance with the Indenture.  The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

4.                                      Optional Redemption

The Securities will not be redeemable at the option of the Company prior to August 20, 2018.  At any time on or after August 20, 2018, the Securities will be redeemable for cash at the option of the Company, in whole or in part, on not less than 25 Scheduled Trading Days nor more than 60 Business Days prior notice, at a Redemption Price set forth in the Indenture.

5.                                      Repurchase of Securities at the Option of Holders

If a Fundamental Change occurs at any time prior to maturity of the Security, this Security will be subject to a repurchase on the terms and conditions of the Indenture, at the option of the Holder, on a Fundamental Change Repurchase Date, specified by the Company.

Subject to the terms and conditions of the Indenture, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all or any portion of the Securities held by such Holder, on August 15, 2018, August 15, 2023, and August 15, 2028.

6.                                      Conversion

Upon the occurrence of certain events, and during certain periods, specified in the Indenture and in compliance with the provisions of the Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date of this Security, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Security into cash or a combination of cash and shares of Common Stock, at the Company’s election, determined as set forth in the Indenture, based on an initial Conversion Rate of 53.1067 shares of Common Stock per $1,000 principal amount of Securities, as the same may be adjusted pursuant to the terms of the Indenture.

7.                                      Denominations, Transfer, Exchange

The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

8.                                      Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

9.                                      Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

10.                               No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

11.                               Authentication

This Security shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

12.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

13.                               Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14.                               CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any Redemption Notice and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

CONVERSION NOTICE

TO:                           JDS UNIPHASE CORPORATION
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Security, and directs that the check in payment for cash payable upon conversion or in lieu of fractional shares of Common Stock and the shares of Common Stock, if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued,
or Securities are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Securities if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE:  The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

[FORM OF REPURCHASE NOTICE/FUNDAMENTAL CHANGE REPURCHASE NOTICE]

TO:                           JDS UNIPHASE CORPORATION
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from JDS Uniphase Corporation (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Securities and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the [Repurchase Date][Fundamental Change Repurchase Date] to the registered Holder hereof; provided that if such [Repurchase Date][Fundamental Change Repurchase Date] falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the [Repurchase Price][Fundamental Change Repurchase Price] will be equal to 100% of the principal amount of the Securities to be repurchased in accordance with the terms of the Indenture.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Securities shall be repurchased by the Company as of the [Repurchase Date][Fundamental Change Repurchase Date] pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE:  The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.

Securities Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or integral multiples thereof):

Social Security or Other Taxpayer Identification Number:

[FORM OF ASSIGNMENT]

For value received                                                                            hereby sell(s) assign(s) and transfer(s) unto                                                                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Securities, and hereby irrevocably constitutes and appoints                                                                              attorney to transfer said Securities on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Securities prior to the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Securities are being transferred:

☐            To JDS Uniphase Corporation or a subsidiary thereof; or

☐                                    To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended;

☐                                    Pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer; or

☐                                    Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended;

and unless the Securities have been transferred to JDS Uniphase Corporation or a subsidiary thereof, the undersigned confirms that such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Securities are to be delivered, other than to and in the name of the registered holder.

Signature Guarantee

NOTICE:  The signature on this Assignment must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is FIVE HUNDRED MILLION DOLLARS ($500,000,000).  The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian